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                                                                   Exhibit 10.25

                                TERMINATION AGREEMENT


    Agreement dated as of August 15, 1996 by and between GTCR IV, L.P., a Delaware limited partnership ("GTCR"), and American Medserve Corporation, a Delaware corporation (the "Company").

    WHEREAS, GTCR and the Company entered into a Professional Services Agreement, dated as of December 3, 1993 (the "Agreement");

    WHEREAS, the Company owes GTCR $150,000 under the terms of the Agreement;

    WHEREAS, Section 7 of the Agreement provides that the Agreement may be terminated by mutual consent of both parties;

    WHEREAS, the Company is contemplating engaging in an underwritten public offering (the "IPO") registered under the Securities Act of 1933, as amended, of shares of the Company's common equity and, in contemplation thereof, the parties now wish to terminate the Agreement, settle all claims and obligations arising under the Agreement and discharge each other from the Agreement;

    NOW THEREFORE, the parties hereto agree as follows:

    1. The Agreement will be terminated effective as of the date of the consummation of the IPO (the "Effective Date").

    2. The Company agrees to pay GTCR a total of $450,000 (the "Settlement Amount"), of which $150,000 represents payment of management fees due and owing to GTCR under Section 5 of the Agreement and $300,000 represents consideration for GTCR's agreement to terminate the Agreement. The Settlement Amount shall be paid by the Company on the Effective Date.

    3. Upon full payment of the Settlement Amount, neither the Company nor GTCR shall have any further duties, rights or obligations under the Agreement or be entitled to any compensation thereunder, including without limitation the payment of any fees or expenses pursuant to Sections 4, 5 and 6 of the Agreement. Without limiting the generality of the foregoing, upon full payment of the Settlement Amount, the Company will release and hold harmless GTCR, and GTCR will release and hold harmless the Company, from and against any and all liability, causes of action, damages or any other claims whatsoever arising out of the Agreement.

    4. This Agreement (a) contains the complete and entire understanding and agreement of GTCR and the Company with respect to the subject matter hereof, and
(b) supersedes all prior and contemporaneous understandings, condition and agreements, oral or written, express or implied, respecting this Agreement and the termination and settlement of the Agreement.

    5. This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement.

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    IN WITNESS WHEREOF, the undersigned have signed this Termination Agreement as of the date first written above.

                                       GTCR IV, L.P.

                                       By:  Golder, Thoma, Cressey, Rauner,
                                            Inc.
                                       Its General Partner


                                       By:  /s/ Bryan C. Cressey
                                            ------------------------------

                                       Name:  Bryan C. Cressey
                                              ----------------------------

                                       Title:  Principal

                                       AMERICAN MEDSERVE CORPORATION


                                       By:  /s/ Michael B. Freedman
                                            ------------------------------


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